Exhibit 99.1

NEWS RELEASE

Dynegy Inc.	• 601 Travis Street	• Suite 1400	• Houston, Texas	• 77002	• www.dynegy.com

FOR IMMEDIATE RELEASE	NR12-17

Dynegy Inc. Emerges from Chapter 11

HOUSTON (October 1, 2012) — Dynegy Inc. successfully completed its Chapter 11 reorganization and emerged from bankruptcy today. The Company will have approximately $800 million in liquidity in the form of cash (restricted and unrestricted) and letter of credit capacity available to support the Company’s post emergence operations and commercial activities and this, along with the elimination of over $4 billion debt through the Chapter 11 process, gives Dynegy one of the strongest balance sheets in the independent power producers sector. The common stock and warrants to purchase common stock for the reorganized Company are expected to be listed with and begin trading on the New York Stock Exchange on Wednesday, October 3, 2012 under the symbols DYN and DYNw, respectively. The reorganized Company will have approximately 100 million shares outstanding.

“We are very pleased to announce the successful completion of our financial restructuring and emergence in what can be considered a relatively quick timeframe due to the collaboration of our stakeholders during the Chapter 11 process,” said Robert C. Flexon, Dynegy President and Chief Executive Officer. “Dynegy is well positioned for success and we are committed to creating value for our investors. With the Chapter 11 process behind us, our focus is exclusively on executing our forward strategy. With our balanced asset portfolio, along with operational, commercial and financial discipline and our dedicated workforce, we are confident that we will deliver favorable results in the current as well as future market environments.”

As part of the reorganization, on September 30, 2012, Dynegy Holdings, LLC merged with and into Dynegy Inc. Under the terms of the Joint Chapter 11 Plan of Reorganization (the Plan) in exchange for the elimination of over $4 billion in debt and other obligations, unsecured creditors are receiving common equity representing a 99% stake in the reorganized Company and $200 million in cash. Legacy stockholders are receiving a 1% stake in the reorganized Company and 5-year warrants to purchase up to 13.5% of the common stock of the reorganized Company (on a fully-diluted basis) to be exercisable at $40 per share. Dynegy expects that it will initiate distributions of stock and cash to creditors and stockholders, according to the terms of the Plan, starting on October 2, 2012. The reorganized Company will have approximately 15.6 million warrants outstanding (with shares of common stock authorized and reserved for issuance on a one-for-one basis), and approximately 6.1 million shares of common stock authorized and reserved for issuance for distributions to be made under Dynegy’s employee incentive plan.

Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. did not emerge from bankruptcy today and remain under Chapter 11 protection.

About Dynegy Inc.

Dynegy Inc.’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s balance sheet upon emergence, Dynegy’s expectation on the timing of the stock and warrants listing on the New York Stock Exchange, Dynegy’s success and its continuance to create value to its investors, Dynegy’s deliverance of favorable financial results in current and future market environments, and Dynegy’s expectations of a stock and cash distribution to creditors and stockholders. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in our filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements included in the press release could be affected by, among other things, (i) ability to sell the Roseton and Danskammer Facilities to one or more third parties as set forth in the Amended and Restated Settlement Agreement; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (iii) the anticipated benefits of the overall restructuring activities; (iv) limitations on Dynegy’s ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (v) expectations regarding our compliance with the DMG and DPC Credit Agreements, including collateral demands, interest expense and other payments; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (viii) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (ix) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (x) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xi) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xii) beliefs and assumptions about weather and general economic conditions; (xiii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of final rules regarding derivatives to be issued by the CFTC under the Dodd-Frank Act; (xvi) expectations regarding performance standards and estimates regarding capital and maintenance expenditures, including the Consent Decree and its associated costs and performance standards. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

Contact:

Dynegy Inc.
Media: 713-767-5800
or
Analysts: 713-507-6466